BY- LAWS OF NICHOLAS STRONG FUND, INC.

                            ARTICLE I



                     Shareholders' Meetings



      SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at 312 East Wisconsin Avenue, Milwaukee, Wisconsin.

      SECTION 2. ANNUAL MEETING. The annual meeting of share holders for the election of directors and the transaction of such other business as may properly come before it shall be held at 10:00 A. M., Milwaukee time, on the third Wednesday in July of each year, commencing in the year 1969, if not a legal holiday, and if a legal holiday, then on the next secular day following. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the share holders may be called by the board of directors, the president, a vice president, or the secretary, and shall be called by the secretary upon the written request of the holders of shares entitled to not less than 25% of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs the secretary shall give notice stating the purpose or purposes of the meeting to all shareholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

      SECTION 4. NOTICE OF MEETING. Not less than ten days nor more than ninety days before the date of every shareholders' meeting, the secretary shall give to each shareholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

      SECTION 5. QUORUM. At any meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not effect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If at any meeting a quorum is not present or represented, the chairman of the meeting of the holders of a majority of the stock present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 6. STOCK ENTITLED TO VOTE. Each issued share of stock shall be entitled to vote at any meeting of shareholders except (i) shares as to which any installment payable thereon is overdue and unpaid, and (ii) shares owned, other than in a fiduciary capacity, by the corporation or by another corporation in which the corporation owns shares entitled to more than 50% of the votes entitled to be cast by all shares outstanding of such corporation.

      SECTION 7. VOTING. Each outstanding share of stock entitled to vote at a meeting of shareholders shall be entitled to one vote on each matter submitted to a vote. In all elections for directors every shareholder shall have the right to vote the shares owned of record by him for as many persons as there are directors to be elected.

A shareholder may vote the shares owned of record by him either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date unless otherwise provided in the proxy. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifica tion of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. A majority of the votes cast at a meeting of share holders, duly called and at which a quorum is present, shall be sufficient to take or authorize any action which may properly come before the meeting, unless a greater number is required by the statute or by the charter. No vote upon any matter, except the election of directors and except in those cases where a vote is required under the provisions of the Investment Company Act of 1940, need be by ballot unless demanded by the holders of at least 10% of the shares of stock present or represented at the meeting.

       SECTION 8. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof and such consent is filed with the records of the corporation.



                           ARTICLE II

                            DIRECTORS


        SECTION 1. NUMBER. The number of directors of the corporation shall be three. By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these by-laws may be increased or decreased from time to time to not exceeding fifteen nor less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board.

        SECTION 2. ELECTION AND QUALIFICATION. Until the first annual meeting of shareholders or until successors are duly elected and qualify, the board of directors shall consist of the persons named as such in the charter. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. A director need not be a shareholder of the corpora tion, but must be eligible to serve as a director of a registered investment company under the Investment Company Act of 1940. Each director but one may be an affiliated person of the investment adviser of the corporation, as defined in the Investment Company Act of 1940

        SECTION 3. VACANCIES. Any vacancy on the board of direc tors occurring between shareholders' meetings called for the purpose of electing directors may be filled, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office at an annual or special meeting of shareholders, in the following manner: (i) for a vacancy occurring other than by reason of an increase in directors, by a majority of the remaining members of the board, although such majority is less than a quorum; (ii) for a vacancy occurring by reason of an increase in the number of directors, by action of a majority of the entire board. A director elected by the board to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualifies. If by reason of the death, disqualification or bona fide resignation of any director or directors, there is no member of the board who is not an affiliated person of the investment adviser of the corporation, as defined in the Investment Company Act of 1940, such vacancy shall be filled within thirty days if it may be filled by the board, or within sixty days if a vote of shareholders is required to fill such vacancy; provided that such vacancy may be filled within such longer period as the Securities and Exchange Com mission may prescribe, by rules and regulations upon its own motion or by order upon application. In the event that at any time less than a majority of the directors were elected by the shareholders, the board or proper officer shall forthwith cause to be held as promptly as possible and in any event within sixty days a meeting of shareholders for the purpose of electing directors to fill any existing vacancies in the board unless the Securities and Exchange Commission shall by order extend such period.

        SECTION 4. POWERS. The business and affairs of the corpor ation shall be managed by the board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these by-laws conferred upon or reserved to the shareholders.

        SECTION 5. REMOVAL. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

        SECTION 6. PLACE OF MEETINGS. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time de termine or as may be specified in the call of any meeting.

        SECTION 7. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected board of directors shall be held without call or notice immediately after and at the same general place as the annual meeting of the shareholders, for the purpose of organizing the board, electing officers and transacting any other business that may properly come before the meeting.

        SECTION 8. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

        SECTION 9. SPECIAL MEETINGS. Special meetings of the board of directors may be called at any time either by the board, the president, a vice president or a majority of the directors in writing with or without a meeting. Notice of special meetings shall either be mailed by the secretary to each director at least three days before the meeting or shall be given personally or telegraphed to each director at least one day before the meeting Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

        SECTION 10. QUORUM AND VOTE REQUIRED FOR ACTION. At all meetings of the board of directors a majority of the entire board shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the articles of incorporation or these by-laws. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        SECTION 11. INFORMAL ACTION Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a written consent to such action is signed by all members of the board and such written consent is filed with the minutes of proceedings of the board.

                           ARTICLE III

                     OFFICERS AND EMPLOYEES


        SECTION 1. ELECTION AND QUALIFICATION. At the first meeting of each newly elected board of directors there shall be elected a president, one or more vice presidents, a secretary and a treasurer. The board may also elect one or more assistant secretaries and assistant treasurers. No officer except the president need be a director. Two or more offices, except those of president and vice president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, charter or these by-laws to be executed, acknowledged or verified by two or more officers. Each officer must be eligible to serve as an officer of a registered investment company under the Investment Company Act of 1940. Nothing herein shall preclude the employment of other employees or agents by the corporation from time to time without action by the board.

        SECTION 2. TERM, REMOVAL AND VACANCIES. The officers shall be elected to serve until the next first meeting of a newly elected board of directors and until their successors are elected and qualify. Any officer may be removed by the board, with or without cause, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. A vacancy in any office shall be filled by the board for the unexpired term.

        SECTION 3. BONDING. Each officer and employee of the corporation who singly or jointly with others has access to securities or funds of the corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities shall be bonded against larceny and embezzlement by a reputable fidelity insurance company authorized to do business in Wisconsin. Each such bond, which may be in the form of an individual bond or a schedule or blanket bond covering all such officers and employees, shall be in such form and for such amount (determined at least annually) as the board of directors shall determine in compliance with the requirements of Section 17(g) the Investment Company Act of 1940 and the rules, regulations or orders of the Securities and Exchange Commission thereunder.

        SECTION 4. PRESIDENT. The president shall be the principal executive officer of the corporation He shall preside at all meetings of the shareholders and directors, have general and active management of the business of the corporation, see that all orders and resolutions of the board of directors are carried into effect, and execute in the name of the corporation all authorized instruments of the corporation, except where the signing shall be expressly delegated by the board to some other officer or agent of the corporation.

        SECTION 5. VICE PRESIDENTS. The vice president, or if there be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall have such other duties and powers as the board may from time to time prescribe or the president delegate.

        SECTION 6. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall give notice of, attend and record the minutes of meetings of shareholders and directors, keep the corporate seal and, when authorized by the board, affix the same to any instrument requiring it, attesting to the same by his signature, and shall have such further duties and powers as are incident to his office or as the board may from time to time prescribe. The assistant secretary, if any, or if there be more than one the assistant secretaries in the order determined by the board, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall have such other duties and powers as the board may from time to time prescribe or the secretary delegate.

        SECTION 7. TREASURER AND ASSISTANT TREASURERS. The treasurer shall be the principal financial and accounting officer of the corporation. He shall be responsible for the custody and supervision of the corporation's books of account and subsidiary accounting records, and shall have such further duties and powers as are incident to his office or as the board of directors may from time to time prescribe. The assistant treasurer, if any, or if there be more than on the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall have such other duties and powers as the board may from time to time prescribe or the treasurer delegate.

                           ARTlCLE IV

                  RESTRICTIONS ON COMPENSATION,
                  TRANSACTIONS AND INVESTMENTS


        SECTION 1. SALARY AND EXPENSES. Directors, officers and employees as such shall not receive any salary for their services or reimbursement for expenses from the corporation.

        SECTION 2. COMPENSATION AND PROFIT FROM PURCHASES AND SALES. No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person, shall, except as permitted by Section 17(e) of the Act, or the rules, regulations or orders of the Securities and Exchange Commission thereunder, (i) acting as agent, accept from any source any compensation for the purchase or sale of any property or securities to or for the corporation or any controlled company of the corporation, as defined in the Act, or
(ii) receive from any source a commission, fee or other remuneration for effecting such transaction. The investment adviser of the corporation shall not profit directly or indirectly from sales of securities to or from the corporation.

        SECTION 3. TRANSACTIONS WITH AFFILIATED PERSONS. No affiliated person of the corporation, as defined in the
Investment Company Act of 1940, or affiliated person of such person shall knowingly (i) sell any security or other property to the corporation or to any company controlled by the corporation, as defined in the Act, except shares of stock of the corporation or securities of which such person is the issuer and which are part of a general offering to the holders of a class of its securities, (ii) purchase from the corporation or any such con trolled company any security or property, other than shares of stock of the corporation, (iii) acting as principal, effect any transaction in which the corporation or controlled company is a joint or joint and several participant with such person;
provided, however, that this section shall not apply to any transaction permitted by Sections 17 (b), (c) or (d) of the Act or the rules, regulations or orders of the Securities and Exchange Commission thereunder.

        SECTION 4. INVESTMENT ADVISER. The corporation shall employ only one investment adviser, which employment shall be pursuant to a written agreement in accordance with Section 15 of the Investment Company Act of 1940.

        SECTION 5. OWNERSHIP OF STOCK BY OFFICERS AND DIRECTORS. No officer or director shall take a long or short position in the stock of the corporation, provided, however, that officers or directors may purchase stock of the corporation for investment purposes at the same price as that available to the public at the time of purchase, or in connection with the original capitalization of the corporation.

        SECTION 6. PORTFOLIO TRANSACTIONS. The corporation shall not purchase, acquire or retain:

   (a) any security of an issuer, any of whose officers or directors is an officer, director or investment adviser of the corporation or affiliated person as defined in the Investment
Company Act of 1940, of such investment adviser;


   (b) any security issued by or any interest in the business of an investment company, insurance company, broker, dealer, underwriter or investment adviser, except as permitted under Sections 12 (d) (e) and (g) of the Act or the rules, regulations or orders of the Securities and Exchange Commission thereunder;

   (c) voting securities of another issuer, the acquisition or retention of which would result in circular or cross ownership, as defined in Section 20 (c) of the Act, or

   (d) during the existence of any underwriting or selling syndicate, any security, except stock of the corporation, a principal underwriter of which is an officer, director, investment adviser or employee of the corporation, or is a person (other than a company of the character described in Section 12
(d) (3) (A) and (B) of the Act) of which any such officer, director, investment adviser or employee is an affiliated person, as defined in the Act, unless in acquiring such security the corporation is itself acting as a principal underwriter for the issue, except as the Securities and Exchange Commission, by rules, regulations or order shall permit.

        SECTION  7.  GENERAL BUSINESS AND INVESTMENT  ACTIVITIES.
The corporation shall not:

    (a) purchase any security on margin, except such short-term credits as are necessary for the clearance of transactions;

   (b) participate on a joint or joint and several basis in any trading account in securities;

   (c) effect a short sale of any security;

   (d) act as an underwriter in the distribution of any security other than stock of the corporation;

   (e) make loans to other persons, except for the purchase of a portion of an issue of publicly distributed debt securities;

   (f) borrow money or issue senior securities except to the extent permitted under Sections 18(f), (g) and (h) of the Investment Company Act of 1940, provided that the amount of money that may be borrowed shall not exceed that which would be permitted under the margin requirements of the Board of Governors of the Federal Reserve System, in force at the time of the borrowing, as specified by Regulation T, or any amendment thereto;

   (g) purchase or sell real estate or interests in real estate, but the corporation may purchase the securities of a real estate investment trust, provided that not more than 10% in value of the corporation's assets will be so invested;

   (h) issue any warrant or right to subscribe to or purchase stock of the corporation, except in the form of warrants or rights to subscribed expiring not later than one hundred twenty days after their issuance and issued exclusively and ratably to its stockholders, or any voting trust certificate relating to stock of the corporation;

   (i) deviate from its policy in respect to concentration of investments in any particular industry or group of industries as reported in its registration statement under the Investment Company Act of 1940, or deviate from any fundamental policy recited in such registration statement pursuant to Section 8 (b) of the Investment Company Act of 1940;

   (j) change the nature of its business so as to cease to be an investment company;

   (k) charge any sales load or commission in connection with the sale or redemption of any stock of the corporation.

                            ARTICLE V

              STOCK CERTIFICATES AND TRANSFER BOOKS



        SECTION 1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates, in such form as the board of directors shall from time to time approve, representing and certifying the number of whole shares of stock owned by him in the corporation. Each certificate shall be signed, manually or by facsimile signature by the president or a vice president, countersigned, manually or by facsimile signature by either the secretary, an assistant secretary, the treasurer or an assistant treasurer, and sealed with the corporate seal or facsimile thereof. In case any officer who has signed any certificate, or whose facsimile signature appears thereon, ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Any certificate representing stock which is restricted or limited as to transferability shall have a summary of such restriction on limitation plainly stated thereon. No certificate shall be issued for any share of stock until such share is fully paid.

        SECTION 2. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, destroyed or mutilated (or may delegate such authority to one or more officers of the corporation) upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. The board or such officer may, in its or his discretion, require the owner of such certificate or his legal representative to give bond with sufficient surety to the corporation to indemnify it against any loss or claim which may arise or expense which may be incurred by reason of the issuance of a new certificate.

        SECTION 3. STOCK LEDGER. The corporation shall maintain at its office in Milwaukee, Wisconsin3 or at the office of its principal transfer agent, if any, an original or duplicate stock ledger containing the names and addresses of all shareholders and the number of shares held by each shareholder.

        SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland

        SECTION 5. TRANSFER AGENT AND REGISTRAR. The corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the board of directors, where the shares of stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices, each in charge of a registrar designated by the board3 where such shares of stock shall be registered.

        SECTION 6. TRANSFERS OF STOCK. Upon surrender to the corporation or a transfer agent of a certificate for share 5 duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        SECTION 7. FIXING OF RECORD DATES AND CLOSING OF TRANSFER BOOKS. The board of directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than forty days, and in case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such action.

                           ARTICLE VI

                 ACCOUNTS, REPORTS AND CUSTODIAN


        SECTION 1. INSPECTION OF BOOKS. The board of directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the shareholders and the shareholders' rights in this respect are and shall be limited accordingly.

        SECTION  2.  RELIANCE  ON  RECORDS.   Each  director  and
officer shall, in the performance of his duties, be fully protected in relying in good faith on the books of account or reports made to the corporation by any of its officials by an independent public accountant, or by any appraiser selected with reasonable care by the board, and in relying in good faith upon other records of the corporation.

        SECTION 3. PREPARATION AND MAINTENANCE OF ACCOUNTS, RECORDS AND STATEMENTS. The president, a vice president or the treasurer shall prepare or cause to be prepared annually, a full and correct statement of the affairs of the corporation, including a balance sheet or statement of financial condition and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the shareholders and filed within twenty days thereafter at the principal office of the corporation in the state of Maryland. The proper officers of the corporation shall also prepare, maintain and preserve or cause to be prepared, maintained and preserved the accounts, books and other documents required by
Section 31 of the Investment Company Act of 1940 and shall prepare and file or cause to be prepared and filed the reports required by Section 30 of the Act. No financial statement shall be filed with the Securities and Exchange Commission unless any officer or employee who prepared or participated in the prepar ation of such financial statement has been specifically designated for such purpose by the board of directors.

        SECTION 4. AUDITORS. No independent public accountant shall be retained or employed by the corporation to examine, certify or report on its financial statements for any fiscal year unless such selection (i) shall have been approved by a majority of the entire board of directors within thirty days before or after the beginning of such fiscal year or before the annual meeting of shareholders for such fiscal year; (ii) shall have been ratified at the next succeeding annual meeting of shareholders, provided that any vacancy occurring between annual meetings due to the death or resignation of such accountant may be filled by the board; and (iii) shall otherwise meet the requirements of Section 32 of the Investment Company Act of 1940.

        Section 5. Custodian. All securities, evidences of indebtedness and funds of the corporation shall be entrusted to the custody of one or more custodians or depositaries, each of which shall be a bank or trust company which is a member of the Federal Reserve System having capital, surplus and undivided profits of not less than Two Million ($2,000,000) Dollars, as set forth in its most recently published report of condition, and the qualifications prescribed by and pursuant to Sections 17 (f) and 26 of the Investment Company Act of 1940, employed as agent or agents of the corporation by the board of directors.

        SECTION 6. AGREEMENT WITH CUSTODIAN. Each such custodian shall be employed pursuant to a written agreement which shall conform to the requirements prescribed by ~ applicable rules and regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, and, except as otherwise provided by such rules and regulations, shall provide substantially as follows:

   (a) The custodian shall keep (i) all cash on deposit with it or with such other banks in the name of the custodian as the corporation shall direct, and (ii) all securities in a separate account, not commingled with other assets, in the name of the custodian, its nominee or the corporation in care of the custodian, or in the custody of the custodian or its agents in street certificate or bearer form. The custodian shall receive and collect the income or funds due with respect to such securities.

   (b) Securities and cash held by the custodian may be withdrawn only upon written order signed on behalf of the corporation by two employees, at least one of whom shall be an officer, included within a list of five officers and employees certified for such purpose by resolution of the board of directors.

   (c) Securities held by the custodian may be withdrawn only for the following purposes:

(i) The sale of such securities for the account of the corporation with delivery and payment therefor in accord with procedures and customs used by the custodian in the sale of securities for the trust estates of which it is trustee;

  (ii) The delivery of securities in exchange for or conversion into other securities alone, cash or cash and other securities pursuant to the provisions of such securities or a plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of the issuer thereof;

(iii) The surrender of warrants, rights or similar securities in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(iv) The delivery of securities to a lender as collateral on borrowing effected by the corporation;

(v) The delivery of securities as a redemption in kind of or distribution on stock of the corporation;

provided  that in each case specified in clauses (ii), (iii)  and
(iv)  the  payment, collateral or securities to be  received  are
delivered   to  the  custodian  simultaneously  or  as   promptly
thereafter as possible.

    (d) Cash held by the custodian may be withdrawn only for the following purposes:

(i) The purchase of securities to be retained by the custodian with delivery and payment therefor in accord with procedures and customs used by the custodian in the purchase of securities for the trust estates of which it is trustee;

(ii) The redemption or purchase of stock of the corporation;

(iii) The payment of dividends or other distributions on stock of the corporation;

(iv)  The payment of taxes, interest, or the investment adviser's
fees   incurred   in  connection  with  the  operation   of   the
corporation;

(v) The payment in connection with the conversion, exchange or surrender of securities owned by the corporation;

(vi) The deposit of funds in the name of the custodian in or with any other bank or trust company designated by the corporation.

        SECTION 7. TERMINATION OF CUSTODIAN AGREEMENT. Any employment agreement with a custodian shall be terminable on sixty days' notice in writing by the board of directors or the custodian and upon any such termination the custodian shall turn over only to the succeeding custodian designated by the board of directors all funds, securities and property and documents of the corporation in its possession.

        SECTION 8. CHECKS AND REQUISITIONS. Except as otherwise authorized by the board of directors, all checks and drafts for the payment of money shall be signed in the name of the corporation by a custodian, and all requisitions or orders for the payment of money by a custodian or for the issue of checks and drafts therefor, all promissory notes, all assignments, of stock or securities standing in the name of the corporation, and all requisitions or orders for the assignment of stock or securities standing in the name of a custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two persons (who shall be among those persons, not in excess of five, designated for this purpose by the board of directors) at least one of which shall be an officer. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of a custodian or its nominee by the treasurer or president or by such other person or persons as shall be thereto authorized by the board of directors.


                           ARTICLE VII

                       GENERAL PROVISIONS


        SECTION  1.   OFFICES.   The  principal  office  of   the
corporation in the State of Maryland shall be in the City of Baltimore The corporation may also have offices at such other places within and without the State of Maryland as the board of directors may from time to time determine. Except as otherwise required by statute, the books and records of the corporation may be kept outside the State of Maryland.

        SECTION 2. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal" and ' Maryland The seal may be used by causing it or a facsimile thereof to be impressed affixed, reproduced or otherwise.

         SECTION  3.   FISCAL  YEAR.   The  fiscal  year  of  the
corporation shall be fixed by the board of directors.

        SECTION 4. NOTICE AND WAIVER OF NOTICE. Whenever any notice of the time, place or purpose of any meeting of shareholders or directors is required to be given under the statute, the charter or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, either before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of directors in person, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

        SECTION 5. VOTING OF STOCK. Unless otherwise ordered by the board of directors, the president shall have full power and authority, in the name and on behalf of the corporation, (i) to ~tend, act and vote at any meeting of shareholders of any company in which the corporation may own shares of stock of record, beneficially (as the proxy or attorney in-fact of the record holder) or of record and beneficially, and
(ii) to give voting directions to the record shareholder of any such stock beneficially owned. At any such meeting, he shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder or beneficial owner and proxy of the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

        SECTION 6. DIVIDENDS. Dividends upon the stock of the corporation, subject to the provisions of the charter, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. The source of each dividend payment shall be disclosed to the shareholders receiving such dividend, to the extent required by the laws of the State of Maryland and by Section 19 of the Investment Company Act of 1940 and the rules and regulations of the Securities Exchange Commission thereunder. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        SECTION 7. INDEMNIFICATION. Any person who is serving or has served as a director or officer of the corporation or, at its request, as a director or officer of another corporation in which it owns stock or of which it is a creditor, shall be indemnified by the corporation against expenses (including judgments, amounts paid in settlement and fees and expenses of counsel and experts) actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party, or from any claim with which he is threatened by reason of his being or having been a director or officer of the corporation or any such other corporation (whether or not he continues to be a director or officer at the time such expense is incurred by him) , except in relation to matters as to which such person has been adjudged liable because of willful misfeasance, bad faith or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves such person from liability to the corporation or its stockholders for willful misfeasance, bad faith or reckless disregard of the duties involved in the conduct of his office, indeminfication shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the board of directors of the corporation who are not involved in the action, suit, proceeding or claim (or, if a majority of such members are so involved, upon the prior written opinion of independent counsel, that such person has no liability by reason of willful misfeasance, bad faith or reckless disregard of the duties involved in the conduct of his office. Amounts paid in settle~r~tshall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the board of directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith or reckless disregard of the duties involved in the conduct of his office. In the event of such person's death, the right to indemnification shall extend to his legal representative. The foregoing rights of indemnification shall be exclusive of any other rights to which the officers and directors may be entitled according to law.

        SECTION 8. AMENDMENTS. The board of directors shall have the power to alter or repeal any by-laws of the corporation and to make new by-laws, except that the board shall not alter or repeal any by-law made by the shareholders and shall not alter or repeal Section 3 of Article III, Sections 2, 3, 6 and 7 of
Article IV, Sections 3 through 8 of Article VI and Sections 6 through 8 of Article VII. The shareholders shall have the power at any meeting, if notice thereof be included in the notice of such meeting, to alter or repeal any by-laws of the corporation and to make new by-laws.


                        BY-LAW AMENDMENT


   I,  RICHARD S. STRONG , do hereby certify that I am  the  duly elected, qualified and acting Secretary of Nicholas Strong  Fund,

Inc., a corporation organized and existing under the laws of  the

State of Maryland, that the following is a true and correct  copy of  a  resolution  adopted  by the Board  of  Directors  of  said corporation pursuant to a Unanimous Consent of Board of Directors dated the 22nd day of April, 1970; that said resolution is now in full force and effect:



RESOLVED,  that ARTICLE I, Section 2 of the By-Laws  of  Nicholas
Strong, Inc. be amended so as to read as follows:

 SECTION 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at 10:00 A. M., Milwaukee time, on the first Wednesday in June of each year, commencing in the year 1970, if not a legal holiday, and if a legal holiday, then on the next secular day following. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

WITNESS, my hand and seal of said corporation this 1st day of June, 1970.

                                         Richard S. Strong
                                         Secretary

                        BY LAW AMENDMENTS



     I,  Richard S. Strong, do hereby certify that I am the  duly elected, qualified and acting Secretary of Nicholas Strong  Fund,

Inc., a corporation organized and existing under the laws of  the

State of Maryland, that the following is a true and correct  copy of  resolutions  adopted  by  the  Board  of  Directors  of  said corporation at a Special Meeting of the Board of Directors,  duly called  and at which a quorum was present, held March  24,  1972;

that the resolution pertaining to Article IV, Section 7(k) of the

By-laws  was  also  adopted  by a  vote  of  a  majority  of  the outstanding  shares of the corporation entitled  to  vote  at  an

Annual  Meeting  of  Shareholders held June 7,  1972;  that  said resolutions are now in full force and effect:



     RESOLVED, that Article IV, Section 1 of the By-Laws  be  and the same is hereby amended to read as follows:



     "Section 1. Salary and Expenses.



     Directors, officers and employees as such shall not receive any salary for their services or reimbursement for expenses from the corporation; provided that the corporation may pay fees in such amounts and at such times as the board of directors shall determine to directors who are not affiliated persons of the corporation 5 investment adviser for attendance at meetings of the board of directors."

     RESOLVED,  that Article IV, Section 7(k) of the  By-Laws  be and the same is hereby amended to read as follows:



     "Section 7.  General Business and Investment Activities.



     The corporation shall not:
           (k) charge any sales load or commission in connection with the issuance or sale of any stock of the corporation; provided that the Board of Directors may impose a redemption charge in such amount, with such limitations and at such times as the Board of Directors in its discretion shall determine."

     Witness my hand and seal of said corporation this 7th day of

June, 1972.



                                   Richard S. Strong
                                   Secretary

                        BY-LAW AMENDMENT



    I THOMAS J. SAEGER, do hereby certify that I am the duly elected, qualified and acting Secretary of Nicholas Strong Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, that the following is a true and correct copy of resolution adopted by the Board of Directors of said corporation at a Special Meeting of the Board of Directors, duly called and at which a quorum was present, held April 1, 1974; that the resolution pertaining to Article IV, Section 7(e) of the By-Laws was also adopted by a vote of a majority of the outstanding shares of the corporation entitled to vote at an Annual Meeting of Shareholders held June 5, 1974, that said resolutions are now in full force and effect:

     RESOLVED, that Article IV, Section 7(e) of the By-Laws be and the same is hereby amended to read as follows:

     Section  7.    General  Business and  Investment  Activities

     "The Corporation shall not:



                             * * * *

     (e) make loans to other persons, except for (i) the purchase of a portion of an issue of publicly distributed debt securities; (ii) the purchase of debt securities issued by the U.
S. Treasury or by other federal agencies, instrumentalities or corporations with a simultaneous resale of such securities to the vendor for later delivery, in an amount not to exceed 20% of the total net assets, taken at market, of the corporation; and (iii) the purchase of a portion of bonds, debentures or other debt securities of types commonly distributed privately to financial institutions, in an amount not to exceed 10% of the total net assets, taken at market, of the corporation; I'

    Witness my hand and seal of said corporation this 10th day of June, 1974.

                               THOMAS J. SAEGER
                               SECRETARY


    The following Amendment to the Registrant's By-Laws was duly adopted by action of the Board of Directors on April 6, 1982:

    "RESOLVED, that Section 2 of Article I of the By-Laws of this Corporation be and the same is hereby amended to read as follows:

        SECTION 2. ANNUAL MEETING. The Annual Meeting of Shareholders for the election of Directors and transaction of such other business as may properly come before it shall be held at 10:00 a.m., Milwaukee time, on the 3rd Tuesday in July of each year commencing in the year 1982, if not a legal holiday, and if a legal holiday, then on the next secular day following. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice."

                        BY-LAW  AMENDNENT


     I, THOMAS J. SAEGER1 do hereby certify that I am the duly elected, qualified and acting secretary of Nicholas Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, that the following is a true and correct copy of a resolution adopted by the Board of Directors of said corporation at a Special Meeting of the Board of Directors, duly called and at which a quorum was present, held March 30, 1976; that said resolution is now in full force and effect:

      RESOLVED, that pursuant to Section 8 of Article VII of the By-Laws of this corporation, Section 7 of Article V of the By-
Laws be and it hereby is amended to read as follows:

'1SECTION  7    FIXING  OF RECORD DATES AND CLOSING  OF  TRANSFER
BOOKS.

      "The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be more than sixty (60) days, and in the case of a 'fleeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board 'flay provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to vote at a 'fleeting of shareholders, such books shall be closed for at least ten (10) days immediately proceeding such action."

     Witness my hand and seal of said corporation this 15th day of April, 1976.

CORPORATE                     Thomas J. Saeger,
SEAL                          Secretary



Exhibit 1A

    The following Amendment to the Registrant's By-Laws was duly adopted by action of the Board of Directors on March 22, 1983.

    "RESOLVED that Section 1 of Article II of the By-Laws of this Corporation be amended to read as follows:

    Section 1. Number. The number of directors of the Corporation shall be five. By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these by-laws may be increased or decreased from time to time to not exceeding fifteen nor less than three, but the tenure of office of a director shall not be affected by any increase in the number of directors so made by this board."


    The following Amendment to the Registrant's By-Laws was duly adopted by action of the Board of Directors on October 11, 1983.


    "RESOLVED, that Section 1 of Article II of the By-Laws of this Corporation be and the same are hereby amended to read as follows:

    Section 1. Number. The number of directors of the Corporation shall be six. By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these by-laws may be increased or decreased from time to time to not exceeding fifteen nor less than three, but the tenure of office of a director shall not be affected by any increase in the number of directors so made by this board."

     The following Amendment to the Registrant's By-Laws was duly adopted by Unanimous Consent of the Board of Directors on April
25, 1984.


"RESOLVED,  that  Section 1, Article 11 of the  By-Laws  of  this
Corporation be and the same are hereby amended to read as follows:

Section 1. Number. The number of directors of the Corporation shall be five. By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by the by-laws may be increased or decreased from time to time to not exceed fifteen nor less than three, but the tenure of office of a director shall not be affected by any increase in the number of directors so made by this board."